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                                                                    Exhibit 10.4


                           REVENUE SHARING AGREEMENT

          THIS REVENUE SHARING AGREEMENT (this "Agreement") is entered into as of September 4, 2000 by and between BSST, LLC, a Delaware limited liability company (the "Company"), and DR. LON E. BELL (the "Inventor").

                                   RECITALS:

          WHEREAS, pursuant to an Assignment and Subscription Agreement dated September 4, 2000 between the Company and the Inventor (the "Assignment Agreement"), the Inventor has assigned to the Company all of his right, title and interest to the Technology (as defined in the Assignment Agreement) in exchange for Membership Interests in the Company;

          WHEREAS, the Inventor has agreed to further develop the Technology for the Company in order to commercialize products based on the Technology; and

          WHEREAS, the Company and the Inventor desire to enter into this Agreement to allow the Inventor to share in the Company's revenue from the sale of products resulting from the Basic Technology;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 An "affiliate" of, or person "affiliated with," another person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person.

     1.2 "Assignment Agreement" has the meaning specified in the first recital of this Agreement.

     1.3 "Basic Technology" means all Technology (as defined in the Assignment Agreement) and any improvements, modifications, enhancements and derivatives on or to such Technology that are developed after the date of this Agreement by the Company. Basic Technology shall not include any technology acquired or licensed by the Company from a third party.

     1.4  "Contract Payment" has the meaning specified in Section 2.1.

     1.5 "Covered Product" means a product that incorporates, utilizes or results from the Basic Technology.

     1.6 "Covered Revenue" means the aggregate amount of revenue included on the income statement of a person from the sale by such person of Covered Products during a specified period, as determined in accordance with generally accepted accounting principles.
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     1.7  "Fiscal Quarter" means a fiscal quarter of the Company for financial accounting purposes.

     1.8 "Fiscal Year" means the fiscal year of the Company for financial accounting purposes.

     1.9 "Holder of a Contract Payment Interest" means a person holding all or any part of the right to receive the Contract Payment.

     1.10 "Inventor's Equity Interest" as of any date means the aggregate amount of equity securities of the Company and vested options to obtain additional equity interests in the Company held by Inventor as of such date.

     1.11 "Royalty Receivable" means the amount of royalties earned in any period by the Company from a third party arising from such third party's sale of Covered Products.

     1.12 "Special Events" means any of the following:

          (a) any sale or transfer of securities representing 50% or more of the outstanding voting power of, or economic interests in, the Company;

          (b) any consolidation, merger or other business combination of the Company into any other corporation or entity, whether or not the Company is the entity surviving such transaction, if, immediately after giving effect to such transaction (and all other transactions related thereto or contemplated thereby), the equity holders of the Company immediately prior to such transaction do not own, directly or indirectly, securities representing more than 50% of the outstanding voting power of, and economic interests in, the surviving corporation or entity; and

          (c) the consummation of an initial public offering by the Company (other than pursuant to an employee stock option, stock purchase or similar plan or pursuant to a Rule 145 transaction under the Securities Act of 1933).

     1.13 "Statement" has the meaning specified in Section 2.3.

     1.14 "Term" has the meaning specified in Section 2.2.

                                  ARTICLE II

                             REVENUE SHARING PLAN

     2.1  Revenue Sharing Payments.  Each Fiscal Quarter, the Company shall pay
          ------------------------
the Inventor, his successors and permitted assigns the following amounts (the "Contract Payment"):

          (a) With respect to Covered Products manufactured by or on behalf of the Company, 2.5% of the Company's Covered Revenues from such Covered Products.

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          (b)  With respect to Covered Products manufactured by a third party which has licensed the Basic Technology from the Company:

               (i) If the Company's Royalty Receivable from such Covered Products is equal to or greater than 5% of such third party's Covered Revenue from such Covered Products, 2.5% of such Covered Revenue;

               (ii) If the Company's Royalty Receivable from such Covered Products is less than 5% of such third party's Covered Revenue from such Covered Products, a percentage of such Covered Revenue mutually agreed by Inventor and the Company; provided, that the Company and Inventor shall
                               --------
     mutually agree to share any other applicable form of revenue, compensation or consideration earned or received by the Company from such third party (including, but not limited to upfront fees and warrants).

     2.2  Term of Payments.  Subject to Section 3.5, commencing on the date of
          ----------------
this Agreement, the Company shall make the Contract Payment specified in Section
3.1 for each Fiscal Quarter for a period of twenty-five years (the "Term"), provided that the Company's obligation to make such Contract Payments shall terminate in the event the Inventor (i) after 30 days notice from the Company of a default in the performance of or compliance with Sections 1.1 and 1.2 of the Assignment Agreement and the failure by the Inventor to cure the default within such 30 day period, (ii) engages in the same or similar type of business as the Company or engages in a thermoelectric business competitive with the Company or
(iii) contests the validity or enforceability of the assignment of the Technology under the Assignment Agreement except in connection with the Inventor's reversionary rights under the Assignment Agreement upon the liquidation or winding up of the Company.

     2.3  Timing of Payments.  The Contract Payment payable to the Inventor (or
          ------------------
the persons designated by the Inventor under Section 4.1), his successors, heirs and permitted assigns shall be paid in arrears by the Company within 45 days after the end of each Fiscal Quarter during the Term of this Agreement, notwithstanding the termination of Inventor's employment with Company or any of its affiliates for any reason whatsoever, including death of the Inventor. The Company shall accompany the Contract Payment with a reasonably detailed statement of calculation of the Contract Payment amounts (a "Statement").

     2.4  Option to Receive Contract Payment in Equity.  If the Company licenses
          --------------------------------------------
any of its Basic Technology to a third party and the Company receives common stock or other equity interests of the third party in satisfaction of a Royalty Receivable, the Company and the Inventor shall mutually agree as to any Contract Payment applicable to such Royalty Receivable payable in equity and, in lieu of such agreement, the Inventor shall receive the Contract Payment in the form of a pro rata share of such Royalty Receivables payable in equity.

     2.5  Special Events.  Notwithstanding any other provisions of this
          --------------
Agreement, the aggregate amount of Contract Payments in any Fiscal Year shall be subject to the limitations set forth in this Section 2.5. Upon the occurrence of any Special Event, if the Inventor's Equity Interest has an aggregate fair market value (as deemed to be the value as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof) on the closing date of the Special Event of:

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          (a)  at least $25,000,000, but less than $50,000,000, then (i) from such date forward, the aggregate amount of Contract Payments in any Fiscal Year shall not exceed $5,000,000 and (ii) the Term of this Agreement shall be revised to be the shorter of (A) ten years from such date or (B) the period from such date through the end of the Term of this Agreement specified in Section 2.2;

          (b) at least $50,000,000, but less than $100,000,000, then from such date forward, the aggregate amount of Contract Payments in any Fiscal Year shall not exceed $2,500,000 and (ii) the Term of this Agreement shall be revised to be the shorter of (A) ten years from such date or (B) the period from such date through the end of the Term of this Agreement specified in Section 2.2; or

          (c) equal to or greater than $100,000,000, then as of such date the Company's obligation to make Contract Payments to the Inventor shall terminate and have no further force and effect and this Agreement shall be terminated; provided, that the Company shall pay the Inventor any Contract Payments accrued
--------
but unpaid to the Inventor as of such date.

     2.6  Certain Approval Rights.  The Inventor shall have the right to
          -----------------------
approve, prior to execution, the Royalty Receivables in any license, agreement, contract or similar arrangement entered into with a third party by the Company in which Royalty Receivables will be less than 5% of the third party's Covered Revenue from Covered Products. The Company shall provide to the Inventor for his approval the proposed terms of such Royalty Receivables (including, if applicable, the types of equity interests described in Section 2.4 which may be received) no later than 10 business days prior to the proposed execution of such license, agreement, contract or similar arrangement for the Inventor's approval shall not be unreasonable withheld.

                                  ARTICLE III

          PAYMENT DISCLAIMER AND REALLOCATION; PERMITTED ASSIGNMENTS

     3.1  Payment Disclaimer and Reallocation.  The Inventor shall have the
          -----------------------------------
right, no later than 15 days prior to the beginning of each Fiscal Quarter, to deliver a written notice to the Company disclaiming the Inventor's right to receive all or any part of the Contract Payment to be paid at the end of such Fiscal Quarter (other than the share of the Contract Payment to be paid to Inventor's permitted assigns). Upon approval of the Board of Directors of the Company of such a disclaimer, which approval shall not be unreasonably withheld, the Inventor shall have the right to reallocate the amount of Contract Payment disclaimed by the Inventor to current or former officers, employees, consultants and contractors of the Company. If the Inventor fails to instruct the Company, then the Contract Payment payable at the end of such Fiscal Quarter shall be paid to the Inventor.

     3.2  Payment Assignments.  The Inventor shall have the right to sell,
          -------------------
transfer or hypothecate ("assign") all or any part of the Inventor's right to receive the Contract Payment. Any such assignment shall be irrevocable and subject to all pertinent laws and governmental regulations and to the rights of the Company under this Agreement. In the event of any such irrevocable assignment by the Inventor, the Inventor shall deliver a written notice to the Company detailing the name and address of the assignee and the amount of the Contract

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Payment that should be paid to the assignee. Following any such assignment, the
Inventor shall have no further right or interest in the assigned portion of the Contract Payment and the assignee shall become a Holder of a Contract Payment Interest and treated as "Inventor" for all purposes hereunder with respect to his or her applicable percentage of the Contract Payment (other than with respect to Section 2.6). If the Inventor assigns all of his right to receive the Contract Payment, the Inventor shall cease to be a Holder of a Contract Payment Interest. For purposes of this Section 3.2, the Company may rely on any written notice believed by it to be genuine and to have been signed or presented by the Inventor. The Company need not investigate any fact or matter stated in the written notice.

                                  ARTICLE IV

                  AUDIT RIGHTS; OWNERSHIP; SALE OF TECHNOLOGY

     4.1  Accounting Records re Exploitation; Audit Rights.
          ------------------------------------------------

          (a) The Company shall keep books of account relating to its operations, together with records supporting the same (all of which are hereinafter referred to as "records"). The Inventor may audit the applicable records at the place where the Company maintains the same in order to verify Statements rendered hereunder. Any such audit shall be conducted by a reputable public accountant during reasonable business hours in such manner as not to interfere with the Company's normal business activities. In no event shall an audit with respect to any Statement commence later than 24 months from end of the Fiscal Quarter to which such Statement relates; nor shall audits be made hereunder more frequently than once annually; nor shall the records supporting any Statement be audited more than once. All Statements rendered hereunder shall be binding upon the Inventor and not subject to objection for any reason if the Inventor has not commenced an audit thereof within 24 months from the end of the Fiscal Quarter to which a Statement relates. If the Company, as a courtesy to the Inventor, shall include cumulative figures in any Statement, the time within which the Inventor may commence any audit or make any objection in respect of any statement shall not be enlarged or extended thereby. Subject to Section 4.1(c), the fees and expenses incurred by the public accountant retained by the Inventor in connection with any audit under this Section 4.1(a) shall be divided evenly between the Company and the Inventor, provided that the Company shall not be obligated to pay more than $25,000 of such fees and expenses per audit.

          (b) If the Inventor contests any computations made in connection with a Statement, the Inventor shall provide written notice to the Company stating each item as to which the Investor takes exception, specifying reasonable detail the nature and extent of any such exception. If a proposed change is disputed by the Company, then the Company and the Inventor shall negotiate in good faith to resolve such dispute. If, after a period of 20 days following the date on which the Inventor gives the Company notice of any proposed change which remains disputed, then the Company and the Inventor shall choose any independent firm of public accountants of nationally recognized standing other than the auditor of Amerigon Incorporated or the Company at such time to resolve any remaining dispute. The accounting firm shall act as an arbitrator to determine, based solely on presentations by the parties and not by independent review, only those issues still in dispute. The decision of the accounting firm shall be final and binding. All of the fees and expenses of the accounting firm shall be paid

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equally by the Company and the Investor; provided, however, that if the
                                         --------  -------
accounting firm determines that either party's position is totally correct, then the other party shall pay 100% of the costs and expenses incurred by the accounting firm in connection with any such determination. Any disputes other than computational errors shall be settled in accordance with Sections 5.6 and 5.7.

          (c) If any audit of the Company's records by the Inventor reveals that the Company has failed to properly account for and pay the Inventor the Contract Payment that should have been paid for any Fiscal Quarter, and the amount of any Contract Payment which the Company has failed to properly account and pay for in aggregate in any Fiscal Year exceeds by 5% or more, the amount of Contract Payment actually accounted for and paid to the Inventor for such Fiscal Year, the Company shall, in addition to paying the Inventor such overdue percentage of Contract Payment, pay the Inventor an additional 10% of the Contract Payment that should have been paid for that Fiscal Year and reimburse the Inventor for his direct, reasonable out-of-pocket expenses incurred in conducting such audit.

          (d) Any license, agreement, contract or similar arrangement entered into Company with a third party in which Royalty Receivables are receivable by the Company shall contain usual and customary rights to audit such third party. The Inventor shall have access to all records received by the Company from such third parties supporting Royalties Receivable and Covered Revenues received from such third party for which a Contract Payment is payable to the Inventor. The Inventor shall further have the right to request the Company to exercise the Company's audit rights with respect to third parties under any license, agreement, contract or similar arrangement entered for which Royalty Receivables are receivable and the Company shall reasonably comply with such request.

     4.2  Ownership.  The Inventor expressly acknowledges that the Inventor has
          ---------
and will have no right, title or ownership interest of any kind or character whatsoever in or to the Basic Technology, or to the literary, scientific or engineering material upon which the Basic Technology is based, or from which it may be adapted, and no lien thereon or other rights thereto, except as expressly provided herein and any reversionary rights upon a liquidation or winding up of the Company; and that the same shall be and remain the Company's sole and exclusive property. Subject to the Inventor's rights hereunder, including, without limitation, the Inventor's rights under Section 2.6, the Company shall have the sole and exclusive right to utilize, sell, license or otherwise dispose of all or any part of its rights in the Basic Technology or such literary, scientific or engineering material. The Company shall not be obligated to segregate Contract Payment from its other funds, it being the intent and purpose hereof that Contract Payment is referred to herein merely as a measure in determining the time and manner of payment to Inventor. The Contract Payment is unfunded by the Company and subject to the claims of the Company's creditors.

     4.3  Exploitation.  As between the Inventor and the Company, subject to
          ------------
Section 2.6, the Company shall have complete authority to exploit the Basic Technology and license the incorporation and use thereof throughout the world. The Company shall have the broadest possible latitude in the exploitation of the Basic Technology, and the exercise of its judgment in good faith in all matters pertaining thereto shall be final. The Company has not made any express or implied representation, warranty, guarantee or agreement as to the amount of proceeds

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which will be derived from the exploitation of the Basic Technology, nor has the
Company made any express or implied representation, warranty, guarantee or agreement that there will be any sums payable to Inventor hereunder, or that the Basic Technology will be favorably received by manufacturers or consumers, or will be exploited continuously. In no event shall the Company incur any liability based upon any claim that the Company has failed to realize receipts or revenue which should or could have been realized. Subject to Section 2.6, the Company may exploit the Basic Technology itself or through such licensees, sublicensees and other parties as the Company may, in its uncontrolled discretion, determine, upon such terms and conditions as the Company may deem advisable, and the Company may refrain from exploiting the Basic Technology in any territory for any reason whatsoever.

     4.4  Sale of Technology.  The Company shall have the right at any time to
          ------------------
sell, transfer or assign all or any of its rights in and to the Basic Technology. Any such sale, transfer or assignment shall be subject to the Inventor's rights hereunder, and upon the purchaser, transferee or assignee assuming performance of this Agreement in place and stead of the Company, the Company shall be released and discharged of and from any further liability or obligation hereunder. No part of any sales price or other consideration received by, or payable to, the Company shall be included in the Company's Covered Revenues and the Inventor shall have no rights under this Agreement in respect of any thereof.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

     5.1  Governing Law.  This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles, and of the United States.

     5.2  Notices.  Any notice or other communication provided for in this
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Agreement shall be in writing and sent to the address listed under each party's signature hereto or at such other address a party may from time to time in writing designate. Each such notice or other communication shall be effective
(i) if given by telecommunication, when transmitted to the applicable number so specified pursuant to this Section and a confirmation of transmission is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     5.3  Amendments.  No amendment, modification, termination or waiver of any
          ----------
provision of this Agreement, shall be effective unless the same shall be in writing and signed by Inventor and, on behalf of the Company, by a senior executive officer after approval thereof by the Board of Directors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     5.4  Severability.  If any provision of this Agreement is held invalid or
          ------------
unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall

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nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

     5.5  Integration.  This Agreement, together with any exhibits and schedules
          -----------
hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     5.6  Dispute Resolution.  Except as otherwise provided in Section 4.1(b),
          ------------------
the parties shall attempt in good faith to resolve any disputes or future agreements arising out of or relating to this Agreement (including any Contract Payments to be mutually agreed to under Section 2.1). In particular, those executives of the respective parties who have authority to settle the controversy and have direct responsibility for administration of the relationships established pursuant to this Agreement shall attempt in good faith to negotiate a settlement pursuant to the following process:

          (a) Any party having a dispute or claim shall give the other party written notice stating the nature of the matter in reasonable detail. Within five business days after delivery of the notice, the receiving party shall submit to the other a written response also in reasonable detail. Within five business days after delivery of the written response, decisionmakers from both parties shall meet (in person or by telephone) at a mutually acceptable time and place (including telephonic conference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the matter. All reasonable requests for information made by one party to the other shall be honored.

          (b) If the matter has not been resolved by the persons referred to above within ten days of the first meeting of such persons, the matter shall be referred to more senior executives of each party who have authority to settle the matter and who shall likewise meet (in person or by telephone) to attempt to resolve the matter. Within five business days after the referral of the matter to more senior executives of each party, the senior executives of both parties shall meet at a mutually acceptable time and place (including telephonic conference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.

          (c) If the matter has not been resolved within ten days from the referral of the matter to such senior executives, then the parties may pursue arbitration in accordance with Section 5.7.

     5.7  Arbitration.  Except as otherwise provided in Section 4.1(b), any
          -----------
controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, other than a controversy or claim arising out of or relating to a calculation pursuant to any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code Sections 1282-1284.2. Any controversy or claim arising out of or relating to a calculation pursuant to any provision of this Agreement shall be resolved pursuant to Section 4.1(iii). Inventor shall have a right to submit such resolution to arbitration in accordance with the provisions of this Section 5.7 governing arbitration of any controversy or claim not arising out of or relating to a calculation under this Agreement. In the event either party institutes arbitration under this Agreement, the party prevailing in any such

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arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

     5.8  Further Assurances.  Each party hereto agrees to execute, acknowledge
          ------------------
and deliver any and all further instruments, and to do any and all further acts, as may be necessary or appropriate to carry out the intent and purpose of this Agreement, and each party will use its best efforts to obtain any and all third party consents or approvals necessary or useful for the consummation of the transactions contemplated by this Agreement.

     5.9  Headings.  The Article headings in this Agreement are for convenience
          --------
only, and shall not be considered a part of, or affect the interpretation of, any provision of this Agreement.

     5.10 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                          [Signature page to follow]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:                             BSST, LLC

                                     By: ____________________________

                                     Its: ___________________________

                                     Notice address:




INVENTOR:                            DR. LON E. BELL

                                     _______________________________

                                     Notice address:

                                      S-1